EXHIBIT 99.1

One Jake Brown Road
Old Bridge, NJ 08857
Tel: 732-679-4000
Fax: 732-679-4353
www.blondertongue.com

FOR IMMEDIATE RELEASE:

Blonder Tongue Receives $4.1Million
Purchase Commitment for New EdgeQAM Product

OLD BRIDGE, New Jersey—April 28, 2010— Blonder Tongue Laboratories, Inc. (NYSE Amex: "BDR") today announced that it has received a firm $4.1 Million purchase commitment for the first member of its EdgeQAM family of products (the EQAM-400) from World Cinema Inc., an industry leader in supplying Free-to-Guest digital and HD television to the hospitality market.  The order is for product shipments in the second and third quarters of 2010, during which time the EQAM-400 will be exclusive to World Cinema.  Future purchase commitments by World Cinema would allow them to extend this exclusivity arrangement.

The EQAM-400 product accepts high definition (HD) content received by satellite via its IP Gigabit Ethernet (GbE) input, adds content protection by utilizing Pro:Idiom™ encryption, and QAM modulates it for distribution over standard coax networks. The EdgeQAM product further enhances Blonder Tongue’s portfolio of high definition and standard definition digital encoders developed over the past year.  World Cinema’s purchase commitment does not apply to future EdgeQAM product releases unrelated to the EQAM-400 application, several of which, are presently in development and expected to be released this year.

“We are very pleased to have received this significant order for the EQAM-400 from World Cinema, one of the premier providers of television programming to the hospitality market.  Development of this product has been a priority in Blonder Tongue’s R&D strategy this past year, a strategy that has been fully validated by the World Cinema purchase,” said Bob Palle, President of Blonder Tongue.  “This purchase commitment, along with the system’s other ancillary products, could result in as much as $8 Million of product sales during 2010,” he added.

“We’re sold on the EQAM-400 technology as the best solution for our application.  With it, we can offer as many HD channels as our clients desire to offer to their guests,” stated Mark Hunker, World Cinema, Inc. Senior Vice President.

About Blonder Tongue (www.blondertongue.com)
Blonder Tongue Laboratories, Inc. provides professional solutions for content contribution, distribution and video delivery to the home or business serving cable, broadcast, satellite, IPTV, institutional and professional video markets.  With nearly 60 years of experience, the company designs, manufactures, sells and supports an equipment portfolio of digital and core analog video solutions, as well as high speed data and telephony for distribution over coax, fiber and IP networks.

About World Cinema (www.worldcinemainc.com)
World Cinema is the largest, privately held Free-to-Guest digital and HD television provider in the United States.  Founded in 1974, World Cinema has become an industry leader in delivering Direct Broadcast Satellite (DBS) television service to over 500,000 hotel guestrooms. In addition, World Cinema serves hospitals, assisted living facilities, military bases and apartment complexes nationwide.  Currently serving over 4,000 properties, with a  customer base that spans the United States, Puerto Rico and the US Virgin Islands.  World Cinema has the largest network of field technicians nationwide to provide prompt, reliable customer service.  This extensive network of highly trained technicians combined with high-end digital satellite equipment ensures the hotel guests’ maximum entertainment pleasure.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2009 (See Item 1: Business, Item 1A: Risk Factors and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference.  The words “believe”, “expect”, “anticipate”, “indications”, “should”, “project”, and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.  Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

+Contacts :

Blonder Tongue

Robert Palle
President and COO
bpalle@blondertongue.com
(732) 679-4000
World Cinema

Mark Hunker
Senior Vice President
Mark.Hunker@worldcinemainc.com
713-266-2686